                        EARNINGS PER SHARE COMPUTATIONS

                                                          Three Month Period Ended

                                                       September 28,      September 30,
                                                           1996               1995
                                                        -----------        -----------
PRIMARY EARNINGS PER SHARE:

Net Income                                              $   238,730        $   226,094
                                                        -----------        -----------

Shares:

Weighted average common shares outstanding                6,825,835          4,720,733

Effect of shares issuable under stock option
and stock grant plans, based on the treasury
stock method                                                931,822             25,159

Effect of shares issuable under conversion of
preferred stock - if converted method (for 1996
the "if converted" method is applied from the
beginning of the period to the actual conversion
date of the preferred stock of January 19, 1996)                  0          1,761,382
                                                        -----------        -----------

     Adjusted common shares and equivalents               7,757,657          6,507,274
                                                        -----------        -----------

Earnings per share - primary                            $       .03        $       .03
                                                        -----------        -----------

FULLY DILUTED EARNINGS PER SHARE:

Net Income                                              $   238,730        $   226,094
Add Back:
After tax interest expense accrued on Note              $    85,387                 --
                                                        -----------        -----------

Adjusted net income                                     $   324,117        $   226,094
                                                        -----------        -----------

Shares:

Weighted Average common shares outstanding                6,825,835          4,720,733

Effect of shares issuable under stock option
and stock grants plans, based on the treasury
stock method                                                946,367            192,090


Effect of shares issuable under conversion
of subordinated note - if converted method
(for 1996 the "if converted" method is applied
from the date of the note of April 30, 1996
to the end of the period)                                 2,300,000                 --

Effect of shares issuable under conversion of
preferred stock - if converted method (for 1996
the "if converted" method is applied from the
beginning of the period to the actual conversion
date of the preferred stock of January 19, 1996)                  0          1,761,302
                                                        -----------        -----------

     Adjusted common shares and equivalents              10,072,202          6,674,205
                                                        -----------        -----------

Earnings per share - fully diluted                      $       .03        $       .03
                                                        -----------        -----------

                        EARNINGS PER SHARE COMPUTATIONS

                                                          Nine Month Period Ended

                                                       September 28,     September 30,
                                                           1996              1995
                                                        ----------        ----------
PRIMARY EARNINGS PER SHARE:

Net Income                                              $  453,772        $  465,338
                                                        ----------        ----------

Shares:

Weighted average common shares outstanding               6,705,105         4,705,081

Effect of shares issuable under stock option
and stock grant plans, based on the treasury
stock method                                               820,189            56,587

Effect of shares issuable under conversion of
preferred stock - if converted method (for 1996
the "if converted" method is applied from the
beginning of the period to the actual conversion
date of the preferred stock of January 19, 1996)           120,730         1,761,382
                                                        ----------        ----------

     Adjusted common shares and equivalents              7,646,024         6,523,050
                                                        ----------        ----------

Earnings per share - primary                            $      .06        $      .07
                                                        ----------        ----------

FULLY DILUTED EARNINGS PER SHARE:

Net Income                                              $  453,772        $  465,338
Add Back:
After tax interest expense accrued on Note              $  144,967                --
                                                        ----------        ----------

Adjusted net income                                     $  598,739        $  465,338
                                                        ----------        ----------

Shares:

Weighted Average common shares outstanding               6,705,105         4,705,081

Effect of shares issuable under stock option
and stock grants plans, based on the treasury
stock method                                               869,910           204,040


Effect of shares issuable under conversion
of subordinated note - if converted method
(for 1996 the "if converted" method is applied
from the date of the note of April 30, 1996
to the end of the period)                                1,920,879                --

Effect of shares issuable under conversion of
preferred stock - if converted method (for 1996
the "if converted" method is applied from the
beginning of the period to the actual conversion
date of the preferred stock of January 19, 1996)           120,730         1,761,382
                                                        ----------        ----------

     Adjusted common shares and equivalents              9,643,624         6,670,503
                                                        ----------        ----------

Earnings per share - fully diluted                      $      .06        $      .07
                                                        ----------        ----------